CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants/Auditors and Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 31 to the Registration Statement (Form N-1A, No.33-59216) of Liberty Variable Investment Trust and to the incorporation by reference of our report dated February 7, 2003 on Galaxy VIP Columbia High Yield Fund II, Galaxy VIP Columbia Real Estate Equity Fund II, and Galaxy VIP Equity Fund (three of the portfolios constituting the Galaxy VIP Fund),[each predecessor funds to Columbia High Yield Fund, Variable Series, Columbia Real Estate Equity Fund, Variable Series, and Liberty Equity Fund, Variable Series (three of the portfolios constituting the Liberty Variable Investment Trust)] included in the 2002 Annual Reports to Shareholders for the fiscal year ended December 31, 2002.

                                                           /s/ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP

Boston, Massachusetts
April 15, 2004